Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rogers Communications Inc.

We consent to the inclusion in the registration statement on Form F-9 of:

—
our Report of Independent Registered Public Accounting Firm dated February 20, 2008 on the consolidated balance sheets of Rogers Communications Inc. (“the Company”) as at December 31, 2007 and 2006, the consolidated statements of income, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007 and the consolidated statement of comprehensive income for the year ended December 31, 2007

—	our Report of Independent Registered Public Accounting Firm dated February 20, 2008 on the Company’s internal control over financial reporting as of December 31, 2007 each of which is incorporated by reference in the registration statement on Form F-9 and related prospectus and to the reference to our firm under the heading “Experts” in the related prospectus.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
October 29, 2008